Portions of this Exhibit are the subject of a request for confidential treatment. The copy filed as an exhibit omits the information subject to such confidential request. The omitted information has been filed separately with the Commission. Such portions are marked by brackets [***] and the page on which they appear contain an asterisk (*) in the upper right corner.

                                                                 EXHIBIT 10.13*


                       YAHOO! ADVERTISING INSERTION ORDER
                              HTTP://WWW.YAHOO.COM

------------------------------------------------------------------------------------------------------
  ORDER #  13282                                           SALES CONTACT         Matt LeBlanc
 REVISION  0                                                       PHONE         (408) 731-3467
     TYPE                                                          EMAIL         matthew@yahoo-inc.com
     DATE  3/24/98
ADVERTISER  HEADHUNTER.NET
 CAMPAIGN
      URL                                                         AGENCY
  ADDRESS  6410 Atlantic Blvd.                                   ADDRESS
           Suite 160
           Norcross, GA 30071

  CONTACT  Linda Marquis                                         CONTACT
    PHONE  (603)881-5358     FAX    (603)881-7916                  PHONE         FAX
    EMAIL  Imarquis@tiac.net                                       EMAIL
START DATE:  5/1/98         END DATE:  4/30/99    CONTRACT LENGTH:  365 days     BILL TO:  Advertiser
-----------------------------------------------------------------------------------------------------

POSITION                                                               Total Page        Total Amount
                                                                       Views
CLASSIFIEDS                                           COST:            [***]             $240,000.00
   CATEGORIES                                                          [***]             $240,000.00
         5/1/98 - 4/30/99 classifieds_employment
ORDER TOTAL                                           GROSS COST:      [***]             $240,000.00
                                                                       ----------        -----------
                                                      GROSS COST:                        $240,000.00
                                                                                         ===========

------------------------------------------------------------------------------------------------------
Other Instructions:                                                                    TERMS:  Net 30 days
                                                                                         BILLING:  Monthly

MATERIALS: Banners: Banner requirements are posted at http://www.yahoo.com/docs/advertising. DELIVERY: ALL MATERIALS AND ANY CHANGES MUST BE DELIVERED AT LEAST 4 BUSINESS DAYS IN ADVANCE TO THE EMAIL ADDRESS SPECIFIED FOR YOUR REGION AT: HTTP://WWW.YAHOO.COM/DOCS/ADVERTISING/SUBMIT.HTML. A Yahoo! insertion order number and flight dates must be referenced in all correspondence. Yahoo! will not issue any credit or makegood due to late or incorrectly submitted banners and/or late or incomplete information.

TERMS AND CONDITIONS: This insertion order is subject to the terms and conditions ("Standard Terms") attached hereto as Exhibit A of this Insertion Order, and such Standard Terms are made a part of this insertion order by reference. The signatory of this Insertion Order represents that he has read and agrees to such Standard Terms.

This insertion order is valid for three (3) business days from the date of this order. This agreement is non-cancelable.

Authorized by:    /s/ Jesse Retchko           Phone   (770) 300-9272          Date:  3/24/98
              ----------------------                ---------------------          ----------------------

Production Contact:     Jesse Retchko         Phone:   (770)300-9272          Email:  Jesse.Retchko@
                                                                                    ---------------------
                                                                                      HeadHunter.NET

-------------------------------------------------- ---------------------
PLEASE RETURN TO YAHOO SALES OPERATIONS DEPT.      FAX# (408) 616-3751    YAHOO! INC.
-------------------------------------------------- ---------------------
                                                                          3400 CENTRAL EXPRESSWAY, SUITE 201
                                                                          SANTA CLARA, CA  95051

EXHIBIT A
                                   YAHOO!INC.

              Standard Terms and Conditions for Yahoo! Advertising

The following terms and conditions (the "Standard Terms") shall be deemed to be incorporated into the attached insertion order the ("Insertion Order"):

1. TERMS OF PAYMENT. Advertiser will be invoiced on the first day of the contract period set forth on the Insertion Order. Payment shall be made to Yahoo!Inc. ("Yahoo") within thirty (30) days from the date of invoice, which date shall be no earlier than the advertisement date specified in the Insertion Order. Amounts paid after such date shall bear interest at the rate of one percent (1%) per month (or the highest rate permitted by law, if less). In the event of any failure by Advertiser to make payment, Advertiser will be responsible for all reasonable expenses (including attorneys' fees) incurred by Yahoo in collecting such amounts.

2. POSITIONING. Except as otherwise expressly provided in the Insertion Order, positioning of advertisements within the Yahoo Guide or on any page is at the sole discretion of Yahoo. Advertiser acknowledges that Yahoo has not made any guarantees with respect to usage statistics or levels of impressions for any advertisement. Yahoo provides Advertiser with estimated usage statistics only as a courtesy to the Advertiser and shall not be held liable for any claims relating to said usage statistics.

3. RENEWAL. Except as expressly set forth in the Insertion Order, any renewal of the Insertion Order and acceptance of any additional advertising order shall be at Yahoo's sole discretion. Pricing for any renewal period is subject to change by Yahoo from time to time.

4. NO ASSIGNMENT OR RESALE OF AD SPACE. Advertiser may not recall, assign or transfer any of its rights hereunder, and any attempt to resell, assign or transfer such rights shall result in immediate termination of this contract, without liability to Yahoo.

5. LIMITATION OF THE LIABILITY. In the event that Yahoo fails to publish an advertisement in accordance with the schedule agreed upon pursuant to this Agreement (or in the event of any other failure, technical or otherwise, of such advertisement to appear as provided in the Insertion Order), the sole liability of Yahoo to the Advertiser shall be limited to either a refund of the advertising fee or placement of the advertisement at a later time in a comparable position. In no event shall Yahoo be responsible for any consequential, special, lost profits or other damages arising from any failure to timely publish any advertisement in accordance with the Insertion Order. Without limiting the foregoing, Yahoo shall have no liability for any failure or delay resulting from any governmental action, fire, flood, insurrection, earthquake, power failure, riot, explosion, embargo, strikes whether legal or illegal, labor or material shortage, transportation interruption of any kind, work slowdown or any other condition beyond the control of Yahoo affecting production or delivery in any manner.

6. ADVERTISERS REPRESENTATIONS; INDEMNIFICATION. Advertisements are accepted upon the representation that Advertiser has the right to publish the contents of the advertisement, without infringement of any rights of any third party. In consideration of such publication, Advertiser agrees to indemnify and hold Yahoo harmless against any and all expenses and losses of any kind (including reasonable attorneys' fees and cost) incurred by Yahoo in connection with any claims of any kind arising out of publication of the advertisement (including, without limitation, any claim of trademark or copyright infringement, libel, defamation, breach of confidentiality, false or deceptive advertising or sales practices) and/or any material of Advertiser to which users can link through the advertisement.

7. PROVISION OF ADVERTISING MATERIALS. Advertisers will provide all materials for the advertisement (including GIF files), in accordance with Yahoo's policies in effect from time to time, including (without limitation) the manner of transmission to Yahoo and the time prior to publication of the advertisement. Yahoo shall not be required to publish any advertisement that is not received in accordance with such policies.

8. RIGHT TO REJECT ADVERTISEMENT. All contents of advertisements are subject to Yahoo's approval. Yahoo reserves the right to reject or cancel any advertisement, insertion order, space reservation or position commitment at any time. In addition, Yahoo shall have the absolute right to reject any URL link embodied within any advertisement.

9. CANCELLATIONS. Except as otherwise provided in the Insertion Order, the Insertion Order is non-cancelable by Advertiser.

10. CONSTRUCTION. No conditions other than those set forth in the Insertion Order or these Standard Terms shall be binding on Yahoo unless expressly agreed to in writing by Yahoo. In the event of any inconsistency between the Insertion Order and the Standard Terms, the Standard Terms shall control.

11. MISCELLANEOUS. These Standard Terms, together with the Insertion Order, (i) shall be governed by and construed in accordance with, the laws of the State of California, without giving effort to principles of conflicts of law; (i) may be amended only by a written agreement executed by an authorized representative of each party; and (iii) constitute the complete and entire expression of the agreement between the parties, and shall supersede any and all other agreements, whether written or oral, between the parties.


                                      -3-